UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2017

Infinity Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

784 Memorial Drive, Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

784 Memorial Drive Lease

On March 27, 2017, Infinity Pharmaceuticals, Inc. (“we”, “us”, or “our”) and BHX, LLC, as trustee of 784 Realty Trust (the “Landlord”), entered into an amendment (the “Lease Amendment”) to that certain lease dated September 25, 2014, (the “Lease”) for the lease of office space at 784 Memorial Drive, Cambridge, MA 02139 (the “Premises”), under which we and Landlord agreed to the early termination of the Lease subject to the satisfaction of specified contingencies and payment of a termination payment, as described in more detail below.

Under the Lease Amendment, the Lease will terminate effective June 30, 2017 (the “Early Termination Date”) upon satisfaction of the following contingencies: (i) we receive from Landlord a notice (“Landlord Notice”) on or before May 8, 2017 that it entered into a new lease or leases on or before May 1, 2017 with respect to 100% of the Premises (the “Landlord Contingency”), or that it has waived the Landlord Contingency; (ii) we provide notice to Landlord on or before May 8, 2017 (“Tenant Notice”) that we received a qualifying lender consent on or before May 1, 2017 (the “Tenant Contingency”) or that we have waived the Tenant Contingency; and (iii) our payment to Landlord of $5,000,000 (the “Termination Payment”) as described below.

The Termination Payment is payable in two installments as follows: (1) $4,500,000 within five (5) calendar days after (i) the date on which we receive the Landlord Notice and (ii) the earlier of (A) the date on which we provide a Tenant Notice or (B) the date on which Tenant Contingency has been satisfied, and (2) $500,000 on or before the Early Termination Date. Failure by us to timely pay the Termination Payment shall constitute an event of default under the Lease.

If the Landlord Notice is not timely given, the Lease Amendment shall be null and void, and the Lease shall remain in effect in accordance with its terms as they existed immediately prior to execution and delivery of the Lease Amendment.

If the Lease is terminated pursuant to the Lease Amendment and we timely pay the Lease Termination Payment, then effective as of the Early Termination Date, the Lease shall terminate and the parties shall have no further obligation to each other except for those that survive the expiration or earlier termination of the Lease. Within three (3) business days after our payment of the full Termination Payment, Landlord shall return to us the letter of credit we provided to Landlord under the Lease as a security deposit.

The foregoing description of the terms of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Amendment, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is included in this report:

Exhibit No.	Description

10.1	Amendment to Lease, dated as of March 27, 2017, between Infinity Pharmaceuticals, Inc. and BHX, LLC as trustee of 784 Realty Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.

Date: March 29, 2017	By:	/s/ Seth A. Tasker
Seth A. Tasker
Vice President, General Counsel and Secretary